SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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                                               Rule 14a-6(e)(2))
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   |_|    Soliciting Material Pursuant to Rule 14a-12

                            Astea International Inc.
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                (Name of Registrant as Specified in Its Charter)


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

                            Astea International Inc.
                            455 Business Center Drive
                           Horsham, Pennsylvania 19044
                      ____________________________________

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 21, 2002


To the Stockholders of Astea International Inc.:

         The Annual Meeting of Stockholders of Astea International Inc., a Delaware corporation (the "Company"), will be held on Wednesday, August 21, 2002 at 10:00 a.m., local time, at the Company's headquarters at 455 Business Center Drive, Horsham, Pennsylvania 19044, for the following purposes:

         1. To elect three (3) Directors to serve until the next Annual Meeting of Stockholders.

         2. To ratify the selection of BDO Seidman LLP as independent auditors for the fiscal year ending December 31, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on June 28, 2002, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.



                                           By Order of the Board of Directors


                                           /s/ Zack B. Bergreen
                                           -------------------------------------
                                           Zack B. Bergreen
                                           President and Chief Executive Officer

Horsham, Pennsylvania
July 22, 2002


   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            Astea International Inc.
                            455 Business Center Drive
                           Horsham, Pennsylvania 19044
                     ______________________________________

                                 PROXY STATEMENT

                                  July 22, 2002

         Proxies in the form enclosed with this proxy statement, which were first mailed to shareholders on or about July 22, 2002, are being solicited by the Board of Directors of Astea International Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on August 21, 2002, at 10:00 a.m., local time, at the Company's headquarters at 455 Business Center Drive, Horsham, Pennsylvania 19044, or at any adjournments thereof (the "Annual Meeting").

         Only stockholders of record at the close of business on June 28, 2002 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of that date, 14,655,187 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised, by (1) filing with the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).

         The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any director nominee and abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting.

         In the election of Directors, the director nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Annual Meeting shall be elected as Directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Because abstentions with respect to any matter are included in the number of shares present or represented and entitled to vote for purposes of determining whether that matter has been approved by the stockholders, abstentions have the same effect as votes against each proposal other than the election of directors.

         The persons named as proxies and attorneys-in-fact are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR the proposal if no specification is indicated.

         The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting other than as set forth in this proxy statement. If any other matter should be presented at the Annual Meeting (or any adjournments thereof) upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies and attorneys-in-fact in the proxies, to the extent permitted by applicable law.

         An Annual Report to Stockholders, also referred to as Form 10-K, containing financial statements for the fiscal year ended December 31, 2001, is being mailed together with this proxy statement to all stockholders entitled to vote.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nominees

         In accordance with the Company's By-Laws, the Company's Board of Directors is currently fixed at three (3) members. Zack B. Bergreen, Adrian Peters and Isidore Sobkowski are the current Directors. Messrs. Peters and Sobkowski are independent Directors. The terms of the current Directors will expire at the Annual Meeting. All Directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

         The Board of Directors has nominated and recommended Zack B. Bergreen, Adrian Peters and Isidore Sobkowski to be elected to hold office until the 2003 annual meeting of stockholders. The Board of Directors knows of no reason why the director nominees should be unable or unwilling to serve, but if any director nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such director nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the director nominees named below.

      THE BOARD RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES LISTED BELOW.

         The following table sets forth the nominees to be elected at the Annual Meeting and the year each such nominee was first elected a Director; the positions currently held by the nominee with the Company, if applicable; and the year the nominee's term will expire:

  Nominee's Name and Year Nominee                   Position(s) with              Year Current Term
      First Became a Director                          The Company                    Will Expire
      -----------------------                          -----------                    -----------
       Zack B. Bergreen (1979)            Chairman of the Board, President,              2002
                                          Chief Executive Officer and Secretary

       Adrian  Peters (2000)              Director                                       2002

       Isidore Sobkowski (2000)           Director                                       2002


                 OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the current Directors and director nominees to be elected at the Annual Meeting and the executive officers of the Company, their ages, and the positions currently held by each such person with the Company.

           Name              Age            Position
           ----              ---            --------
Zack B. Bergreen             57             Chairman of the Board, President, Chief Executive Officer, Secretary

Adrian Peters (1)            53             Director

Isidore Sobkowski (1)        46             Director

Fredric Etskovitz            47             Chief Financial Officer and Treasurer

Jacques Cormier              54             Vice President of Software Solutions and Chief Software Evangelist

Clark Fuss                   43             Vice President of  Customer Services

_________________
(1)      Member of Audit Committee.

         Zack B. Bergreen, 57, founded the Company in November 1979. From November 1979 to January 1998, he served as President, Treasurer and Director of the Company. In April 1995, he was elected Chief Executive Officer and Chairman of the Board of Directors. From January 1998 through August 1999 Mr. Bergreen served as Chairman of the Board and Chief Executive Officer. Mr. Bergreen has served as Chairman of the Board since August 1999, when Bruce R. Rusch was elected President and Chief Executive Officer. Following the resignation of Mr. Rusch on May 30, 2000, Mr. Bergreen resumed the positions of President and Chief Executive Officer, and on June 27, 2000, was elected as Secretary. Mr. Bergreen holds Bachelor of Science and Master of Science degrees in Electrical Engineering from the University of Maryland.

         Adrian A. Peters, 53, joined the Company's Board of Directors in June 2000 and is a member of the Audit Committee. Since 1995, he has been the President of Tellstone (previously Boston Partners), a firm founded by Mr. Peters that specializes as strategic advisors to high-tech firms. From 1986 through 1995, he held various positions as President and CEO of Siemens AG companies. Prior to that he held senior positions at Federale, an investment firm, Arthur Andersen Consulting and IBM. Mr. Peters studied science and engineering at the University of Stellenbosch in South Africa as well as management at Harvard Business School.

         Isidore Sobkowski, 46, joined the Company's Board of Directors in June 2000 and is a member of the Audit Committee. Since 2000, he has served as the President and Chief Executive Officer of PrimeCloud, Inc., a software company. From 1994 through 1998, he served as the President and Chief Executive Officer at Professional Help Desk, and upon its acquisition by Computer Associates, served from 1998 through 2000 as a Division Vice President at Computer Associates. From 1984 through 1994, he served as President and Chief Executive Officer of Knowledge Associates, Ltd. Mr. Sobkowski received a Bachelor of Science in Computer Science from City College of New York in 1978 and a Master of Science in Computer Science from City College of New York in 1982.

         Rick Etskovitz, 47, joined the Company in June 2000 when he was elected Chief Financial Officer and Treasurer. He is a certified public accountant and has been a shareholder of a local accounting firm since 1995. From 1986 through 1993, he worked with the Company as the engagement partner with its independent accounting firm. Mr. Etskovitz received his Bachelor of Science degree from the Pennsylvania State University in 1976 and his Masters of Business Administration Degree from the Wharton Graduate School at the University of Pennsylvania in 1980.

         Jacques Cormier, 54, joined the Company in 1995 as Managing Director of the Asia/Pacific operations based in Sydney, Australia. Mr Cormier relocated to the United States in June 2000 to assume the responsibilities of Vice President of Customer Services, managing Customer Support, Professional Services and Customizations. From 1992 Mr. Cormier was a Director of Qantel Business Systems Australia Pty Ltd, a systems integrator of complete business solutions, responsible for marketing, product management, professional services and customer support. Before transferring to Australia in 1992, Mr. Cormier had the product management responsibility of the ERP products manufactured by Qantel Corporation, a manufacturer of hardware and software for small/medium businesses located near San Francisco. Mr. Cormier has been an active member of APICS (American Production and Inventory Control Society) for many years, authoring a course and a book on the essentials of managing manufacturing operations.

         Clark E. Fuss, Jr., 43, joined the Company in October 2000 as Director of Professional Services and was promoted to Vice President of Customer Services in September 2001 managing Professional Services, Custom Development and Life Cycle Support. From March 1999 to October 2000 he served as Director of Client Services at Access Technologies Group of Plymouth Meeting, PA., a web based training developer. From December 1996 to February 1999, Mr. Fuss served as Vice President of Operations for FYI Interactive of Bala Cynwyd, PA an interactive call center providing audiotext and infotainment programs. Mr. Fuss has a B.A. in Communications from Norfolk State University.

         Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of the executive officers or Directors of the Company.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

         The business and affairs of the Company are managed under the direction of its Board of Directors. The Board of Directors met five (5) times in person or by telephone during the fiscal year ended December 31, 2001. During their respective terms of service in fiscal 2001, each of the Directors attended at least 75% of the meetings of the Board of Directors and of all committees on which he served. The Board of Directors established an Audit Committee in May 1995. The Audit Committee of the Board of Directors, of which Messrs. Peters and Sobkowski are currently members, reviews with the Company's independent auditors the scope and timing of their audit services and any other services they are asked to perform, the auditor's report on the Company's financial statements following completion of their audit and the Company's policies and procedures with respect to internal accounting and financial controls. In addition, the Audit Committee makes recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Audit Committee met four times during the fiscal year ended December 31, 2001. The Board of Directors currently performs the functions of a compensation committee and has no nominating committee.

              MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

         The following table sets forth as of June 28, 2002: (i) the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date; (ii) the name of each Director; and (iii) the name of each of the Named Executive Officers of the Company. The following table also sets forth as of June 28, 2002 the number of shares owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for Directors, nominees and executive officers as a group.

           Name and Address Of Beneficial Owner             Amount of Ownership(1)    Percent of Class(2)
           ------------------------------------             ----------------------    -------------------

Zack B. Bergreen(3)                                                6,792,000                 46.3%
   c/o Astea International
   455 Business Center Drive
   Horsham, Pennsylvania 19044

Adrian Peters (4)                                                   25,000                     *

Isidore Sobkowski (4)                                               25,000                     *

Rick Etskovitz (5)                                                  26,750                     *

Jacques Cormier (6)                                                 37,000                     *

Clark Fuss (7)                                                       1,250                     *

All current directors, nominees and executive officers as          6,907,000                 46.9%
a group (6 persons)(1)-(7)

   * Less than 1% of the outstanding shares of Common Stock.
(1) Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Company by Directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after June 28, 2002 ("presently exercisable stock options").
(2) Applicable percentage of ownership as of June 28, 2002 is based upon 14,658,187 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares. Presently exercisable stock options are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(3) Chief Executive Officer. Includes 2,036,276 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 271,342 shares held by trusts with independent trustees, and 1,200,000 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner.
(4) Board Of Directors. Represents options to purchase 25,000 shares, 12,500 of which are currently exercisable and 12,500 of which shall become exercisable within the next 60 days.

                                       4



(5) Chief Financial Officer. Represents 8,000 shares of Common Stock and also options to purchase 18,750 shares, 12,500 of which are currently exercisable and 6,250 of which shall become exercisable within the next 60 days.
(6) VP, Software Solutions. Represents 19,500 shares of Common Stock and also options to purchase 17,500 shares, 11,250 of which are currently exercisable and 6,250 of which shall become exercisable within the next 60 days.
(7) VP, Customer Services. Represents currently exercisable options to purchase 1,250 shares.

                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

         The following table sets forth information concerning the compensation for services in all capacities to the Company for the fiscal years ended December 31, 2001, 2000, and 1999, of the following persons (i) each person who served as Chief Executive Officer during the year ended December 31, 2001, and
(ii) the other executive officers of the Company in office at December 31, 2001 who earned more than $100,000 in salary and bonus in fiscal 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       Long-Term
                                                   Annual Compensation               Compensation
                                        -------------------------------------------  -------------
                                                                                       Securities
                                                                                      Underlying
                                                                                        Options         All Other
      Name and Principal Position           Year       Salary ($)     Bonus ($)      (# of shares)   Compensation ($)
      ---------------------------           ----       ----------     ---------      -------------   ----------------
Zack B. Bergreen                            2001         $130,000         --          400,000 (1)      $ 69,600(2)
Chairman of the Board and Chief             2000          233,971         --              --            242,897(3)
    Executive Officer                       1999          300,000         --              --             74,800(2)

Rick Etskovitz                              2001         $119,160         --           25,000 (4)           --
Chief Financial Officer                     2000           55,538                      25,000 (4)           --

Jim Kirby                                   2001         $165,000       $73,860           --              1,986(5)
Vice President, Sales, North America        2000          158,125       $94,841       100,000 (4)         1,993(5)

Jacques Cormier                             2001         $122,000         --              --              1,830(5)
Vice President, Software Solutions          2000

Clark Fuss                                  2001         $102,502         --           50,000 (4)         1,606(5)
Vice President, Customer Services

(1) Represents options to purchase shares of Common Stock, which was awarded as compensation for a decrease taken in salary.
(2) Includes premiums for term, split-dollar life insurance paid by the Company on behalf of the Named Executive Officer.
(3) Includes premiums for term, split-dollar life insurance paid by the Company on behalf of the Named Executive Officer, payout for consulting services performed January 2000 through May 2000, and vacation payout.
(4) Represents options to purchase shares of Common Stock, which were awarded based on merit.
(5)  Represents the Company's matching 401(k) contributions.

Option Grants in Last Fiscal Year

         The following table sets forth each grant of stock options made during the year ended December 31, 2001 to each of the Named Executive Officers:

                                                                 Individual Grants
                                               Percent of   -------------------------- Potential Realizable Value at
                                                 Total                                            Assumed
                               Number of        Options                                 Annual Rates of Stock Price
                               Securities      Granted to                                 Appreciation for Option
                               Underlying      Employees      Exercise                              Terms(2)
                                Options        In Fiscal       Price     Expiration         ----------------------
Name                          Granted (#)        Year       ($/Share)(1)    Date            5%($)           10%($)
----                          -----------        ----       ------------    ----            -----           ------

Zack Bergreen                  400,000(3)         61%          $0.96     10/02/2006       $490,092         $618,436

Rick Etskovitz                 25,000(4)           4%          $1.14     05/11/2011        $46,425          $73,925

Clark Fuss                     50,000(4)           8%          $0.85     11/09/2011       $69,250          $110,250

Jim Kirby                         --              --            --           --             --               --

Jacques Cormier                   --              --            --           --             --               --

(1) The exercise price per share of each option was fixed by the Board of Directors.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on the market value of the Company's Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Company's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individual.
(3) Options to purchase 400,000 shares were granted in compensation for a decrease in salary during 2001. Options will vest in equal installments on each of the first four anniversaries of the grant date. In accordance with the Stock Option Plan, the exercise price was valued at 110% of market and the expiration date is 5 years from the date of grant.
(4) Options to purchase shares will vest in equal installments on each of the first four anniversaries of the grant date, and shall expire upon the earlier of ninety days after termination or ten years.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

         The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 2001 and the year-end value of unexercised options:


                                                                                     Value of Unexercised
                               Shares                  Numbers of Unexercised        In-the-Money Options
                            Acquired on     Value        Options at Year End             at Year End
              Name          Exercise(#)   Realized($)  Exercisable/Unexercisable  Exercisable/Unexercisable
              ----          -----------   -----------  -------------------------  -------------------------

      Zack B. Bergreen          --            --             0/400,000                      --

      Rick Etskovitz            --            --            6,250/43,750                    --

      Jim Kirby                 --            --          105,000/155,000                   --

      Jacques Cormier           --            --           11,250/21,250                    --

      Clark Fuss                --            --            1,250/53,750                    --

Employment Agreements and Severance Arrangements with Executive Officers

         The Company has not entered into employment agreements with any of its current executive officers.

Board Report on Executive Compensation

         This report is submitted by the Board of Directors of the Company (the "Board") because the Company did not have a Compensation Committee in 2001. The Board is responsible for developing the compensation programs that relate to the Company's executive officers, senior management and other key employees and for establishing the specific short- and long-term compensation elements thereunder. The Board also oversees the general compensation structure for all of the Company's employees. In addition, the Board currently administers the Company's 1991 Amended Non-Qualified Stock Option Plan, 1994 Amended Stock Option Plan, 1995 Amended Non-Employee Director Stock Option Plan, 1995 Employee Stock Purchase Plan, 1997 Stock Option Plan, 1998 Stock Option Plan and 2001 Stock Option Plan.

         The principal objective of the Company's executive compensation program is to enhance the Company's short-term and long-term financial results for the benefit of the Company's stockholders. To achieve this objective, the Company's executive compensation program is designed to provide levels of compensation that assist the Company in attracting, motivating and retaining qualified executive officers and aligning their financial interests with those of the Company's stockholders by providing a competitive compensation package based on corporate and individual performance. In addition, the Company performs periodic reviews of its executive compensation program to confirm the competitiveness of its overall executive compensation package as compared with companies which compete with the Company for prospective employees possessing skills necessary for developing, manufacturing and marketing successful high technology products and associated services.

         Compensation under the Company's executive compensation program consists of three principal elements: (i) cash compensation in the form of base salary, (ii) annual incentive compensation in the form of cash bonuses, and
(iii) long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Company's 1995 Employee Stock Purchase Plan, and a 401(k) profit sharing plan with matching Company contributions, which are available to all employees of the Company.

         Base Salary. Compensation levels for each of the Company's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Board believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Board seeks to align total executive compensation levels with corporate performance. Accordingly, base salary levels are set at what the Board believes are at the low-end of base salaries paid to executive officers with comparable qualifications, experience and responsibilities at similar companies, while endeavoring to provide relatively higher incentive award opportunities. In addition, the Board generally takes into account such factors as (i) the Company's past financial performance and future expectations, (ii) business unit performance and future expectations,
(iii) individual performance and experience and (iv) past salary levels. The Board does not assign relative weights or rankings to these factors, but instead makes an informed, but ultimately subjective, determination based upon the consideration of all of these factors as well as the progress made with respect to the Company's long-term goals and strategies. Generally, salary decisions for the Company's executive officers other than the Chief Executive Officer are made by the Board near the beginning of each calendar year based on recommendations of the Chief Executive Officer.

         Fiscal 2001 base salaries were determined after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Board in determining total compensation to each executive officer. Base salary levels for each of the Company's executive officers, other than the Chief Executive Officer, were also based strongly upon evaluations and recommendations made by the Chief Executive Officer. The Board of Directors believes that fiscal 2001 base salary levels for each of the Named Executive Officers named in the Summary Compensation Table were slightly below the median salary levels for the comparable position with respect to each such executive officer at comparable companies.

         Incentive Compensation. Each executive officer is eligible to receive a cash bonus at the end of the fiscal year based upon the Company's performance according to predetermined standards and formulas. Additional bonuses may be awarded during the fiscal year to reward an executive officer for superior individual or business-unit performance. In 2001, because the Company was not profitable, no cash bonuses were awarded based on Company performance, however, certain Named Executive Officers received bonuses for individual or business-unit performance. Mr. Kirby received $73,860 in connection with bonuses payable pursuant to his sales incentive plan.

         Stock Options. Stock options are the principal vehicle used by the Company for the payment of long-term compensation, to provide a stock-based incentive to improve the Company's financial performance, and to assist in the recruitment, motivation and retention of key professional and managerial personnel. Long-term incentive compensation in the form of stock options enables officers to share in the appreciation of the value of the Company's Common Stock. The Board of Directors believes that such long-term stock option participation more closely aligns the interests of the executive officers with those of the stockholders by encouraging executive officers to enhance the value of the Company. In addition, the Board of Directors believes that equity ownership by executive officers helps to balance the short-term focus of annual incentive compensation with a longer-term view that may support the retention of key executive officers.

         The Company's stock option plans have been administered by the Board since January 1997. The Board periodically grants new options to provide continuing incentives for future performance. When establishing stock option grant levels, the Board considers existing levels of stock ownership, previous grants of stock options, vesting schedules of outstanding options and the current price of the Company's Common Stock. For additional information regarding the grant of options, see the table under the heading "Option Grants in Last Fiscal Year."

         Other Benefits. The Company also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Company offers an employee stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) profit sharing plan, which permits employees to invest in a variety of funds on a pre-tax basis and includes partially matching Company contributions. The Company also maintains insurance and other benefit plans for its employees.

         Compensation of Chief Executive Officer. In 2001, Mr. Bergreen received a base salary of $130,000 per year, which was approximately $100,000 less than the prior year. The Board reduced Mr. Bergreen's base salary in favor of increasing the stock option based element of his compensation package. The Board did this in the interest of aligning Mr. Bergreen's compensation with the overall performance of the Company, which should ultimately be reflected in the market price of the Company's Common Stock. In the event that the Company improves its financial performance, the base salary may increase, and bonuses may potentially be awarded. The Board deemed Mr. Bergreen's compensation appropriate based on an assessment of salaries believed by the Board to be paid to chief executive officers at comparable companies, and an assessment of Mr. Bergreen's qualifications, performance and expected contributions to the Company's future growth.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to $1 million for compensation paid to any of the executive officers, unless certain requirements are met. The Board has considered these requirements and the related regulations. It is the present intention of the Board that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation shall be deductible for federal income tax purposes.

         Respectfully submitted by the following Members of the Board of Directors.

                           Zack B. Bergreen
                           Adrian Peters
                           Isidore Sobkowski

Board Interlocks and Insider Participation

         No executive officer of the Company served as a member of the Board of Directors, compensation committee, or other committee performing equivalent functions, of another entity one of whose executive officers served as a Director of the Company. Other than Mr. Bergreen, no person who served as a member of the Board was, during the fiscal year ended December 31, 2001, simultaneously an officer, employee or consultant of the Company or any of its subsidiaries. Mr. Bergreen did not participate in any Company determination of his own personal compensation matters.

Compensation of Directors

         Directors who are not employees of the Company receive a fee of $1,000 for attendance at each regular and special meeting of the Board of Directors, and are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings. Non-Employee Directors may elect to receive, in lieu of the foregoing cash compensation, unrestricted shares of Common Stock of the Company. Shares of Common Stock in lieu of cash compensation are acquired at the fair market value of the Common Stock on the last day of the calendar quarter during which the cash compensation was earned and foregone. Non-employee Directors are also eligible to receive annual stock option grants under the Company's 1995 Non-Employee Director Stock Option Plan. Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

REPORT OF THE AUDIT COMMITTEE

         The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board. The following report concerns the committee's activities regarding oversight of the company's financial reporting and auditing process.

         The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which was attached to last year's proxy statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The committee reviews and assesses the adequacy of its charter on an annual basis.

         In June of 2002, Barry Goldsmith, a former member of the Audit Committee, resigned from the Company's Board of Directors in connection with the divestiture of his investment fund's interests in the Company. Such transaction is more fully described in the Company's Registration Statement on Form S-3, declared effective by the Commission on July 17, 2002. As a result, the Company is presently out of compliance with the Nasdaq Marketplace Rules and the Company's Audit Committee Charter, each of which require the Company to maintain an Audit Committee comprised of a minimum of three independent directors. The Company is undertaking a search for a new Director who will join the Audit Committee. The Company has also informed the Nasdaq Stock Market of this event, and Nasdaq has granted the Company a temporary waiver, until September 16, 2002, so that the Company may conduct a proper and orderly search for a new member.

         As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent auditing firm, previously Arthur Andersen LLP, and since June 11, 2001 BDO Seidman LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

         The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the committee certify that the independent auditor is "independent" under applicable rules. The committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

         Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the

Board have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

         For Fiscal 2001, the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor, management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The Company's independent auditor also provided the committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the committee discussed with the independent auditor that firm's independence.

         Following the committee's discussions with management and the independent auditor, the committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended December 31, 2001.

Audit Fees:
-----------

         Audit fees billed to the Company by BDO Seidman LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $85,871.

         Audit Fees billed by Arthur Andersen LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $21,500.

Financial Information Systems Design and Implementation Fees:
-------------------------------------------------------------

         The Company did not engage BDO Seidman LLP or Arthur Andersen LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

 All Other Fees:
 ---------------

         Fees billed to the Company by BDO Seidman LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $9,566.

         Fees billed to the Company by Arthur Andersen LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services, totaled $159,955.

         The Audit Committee has considered the non-audit services rendered to the Company by BDO Seidman LLP and Arthur Andersen LLP and believes the rendering of those services is not incompatible with BDO Seidman LLP and Arthur Andersen LLP maintaining their independence.


         Audit Committee:

           Adrian Peters                              Isidore Sobkowski

STOCK PERFORMANCE GRAPH

         The following graph compares the percentage change in the cumulative total stockholder return on the Company's Common Stock during the period from the Company's initial public offering on July 27, 1995 through December 31, 2001, with the cumulative total return on (i) an SIC Index that includes all organizations in the Company's Standard Industrial Classification (SIC) Code 7372-Prepackaged Software and (ii) the Nasdaq Market Index. The comparison assumes that $100 was invested on July 27, 1995 in the Company's Common Stock at the initial public offering price and in each of the foregoing indices, and assumes reinvestment of dividends, if any.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG ASTEA INTERNATIONAL INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

                  [GRAPHIC OMITTED - DATA POINTS AS FOLLOWS:]

                                1996        1997        1998        1999        2000        2001
                                ----        ----        ----        ----        ----        ----
ASTEA INTERNATIONAL INC        100.00       33.52       29.67       94.51       24.24       20.22
     SIC CODE INDEX            100.00      127.28      213.88      399.83      218.49      192.92
   NASDAQ MARKET INDEX         100.00      122.32      172.52      304.29      191.25      152.46

                     ASSUMES $100 INVESTED ON DEC. 31, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2001

                                   PROPOSAL 2

                     RATIFICATION AND SELECTION OF AUDITORS

         The Board of Directors has selected the firm of BDO Seidman LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2002. Arthur Andersen LLP had served as the Company's accountants from March 1995 until June 11, 2001. It is expected that a member of BDO Seidman LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

1. On June 11, 2001, the Company engaged the accounting firm of BDO Seidman, LLP as independent public accountants for the Registrant for the fiscal year ending December 31, 2001. Arthur Andersen LLP ("AA") was dismissed on June 11, 2001 as the Registrant's auditor, however they will continue, for a limited time, to work on certain tax matters which are currently in process. The change was recommended by management and approved by the Company's Audit Committee and its Board of Directors.

2. In connection with its audits for the two most recent fiscal years and through June 11, 2001 there were no disagreements with AA on any matter of accounting principle or practice, financial statement disclosure, auditing scope or procedure, whereby such disagreements, if not resolved to the satisfaction of AA, would have caused them to make reference thereto in their report on the financial statements for such years, nor were there any reportable events.

3. The reports of AA on the financial statements of the Company for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

4. The Company has not consulted with BDO Seidman, LLP during the last two fiscal years or subsequent interim periods on either (i) the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion BDO Seidman, LLP might issue on the Company's financial statements or (ii) any matter that was either the subject of a disagreement (as described in Paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Paragraph 304(a)(1)(v) of Regulation S-K).

5. The Company requested that AA furnish a letter addressed to the Commission stating whether or not AA agrees with the above statements. A copy of such letter to the Commission, dated June 18, 2001, was filed as an Exhibit to the Form 8-K/A filed June 21, 2001.


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and holders of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Such persons are required by regulations of the Commission to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 2001 and written representations from certain Reporting Persons, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2001.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Company must be received by the Company's Secretary not later than March 24, 2003. Any such proposal must comply with the rules and regulations of the Commission. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 455 Business Center Drive, Horsham, Pennsylvania 19044,
Attention: Secretary. In addition, the execution of a proxy solicited by the Company in connection with the 2003 Annual Meeting of Stockholders shall confer on the designated proxyholder discretionary voting authority to vote on any shareholder proposal which is not included in the Company's proxy materials for such meeting and for which the Company has not received notice before June 7, 2003.

                            EXPENSES AND SOLICITATION

         The cost of  solicitation  of  proxies  will be  borne by the  Company.
Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional renumuration. The Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

         THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001. REQUESTS SHOULD BE DIRECTED TO CHIEF FINANCIAL OFFICER, ASTEA INTERNATIONAL, 455 BUSINESS CENTER DRIVE, HORSHAM, PENNSYLVANIA 19044



                                           By Order of the Board of Directors


                                           /s/ Zack B. Bergreen
                                           -------------------------------------
                                           Zack B. Bergreen
                                           President and Chief Executive Officer

Horsham, Pennsylvania
July 22, 2002

                            ASTEA INTERNATIONAL INC.
                    Proxy for Annual Meeting of Stockholders
                                 August 21, 2002
                       Solicited by the Board of Directors

     The undersigned stockholder of Astea International Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated July 22, 2002 and hereby appoints Zack B. Bergreen and Fredric Etskovitz as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 455 Business Center Drive, Horsham, Pennsylvania 19044, on August 21, 2002 at 10:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof:

1. To elect three (3) Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.
         |_| FOR all nominees listed below             |_| WITHHOLD
             (except as indicated below)
         If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.
         Nominees:  Zack B. Bergreen, Adrian A. Peters, and Isidore Sobkowski

2. To ratify the selection of the firm of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2002.
         |_| FOR           |_| AGAINST               |_| ABSTAIN

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY.

                                         Dated: __________________________, 2002

                                         _____________________________________
                                                              (Signature)
                                         _____________________________________
                                                              (Signature)

                                            (This Proxy should be marked,  dated
                                         and   signed   by  the   stockholder(s)
                                         exactly  as his or her name  appears on
                                         his or her stock certificate or records
                                         of the Company,  and returned  promptly
                                         in  the  enclosed   envelope.   Persons
                                         signing in a fiduciary  capacity should
                                         so  indicate.  If  shares  are  held by
                                         joint tenants or as community property,
                                         both should sign.)